Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------

                                    FORM S-8
             REGISTRATION STATEMENT Under THE SECURITIES ACT OF 1933

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                            VALERO ENERGY CORPORATION
             (Exact name of Registrant as specified in its charter)

   DELAWARE                            2911                         74-1828067
(State or other                 (Primary Standard               (I.R.S. Employer
jurisdiction of             Industrial Classification             Identification
incorporation or                   Code Number)                         No.)
organization)

                                ONE VALERO PLACE
                            SAN ANTONIO, TEXAS 78215
                                 (210) 370-2000
               (Address, Including Zip Code and Telephone Number,
                        of Principal Executive Offices)

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                            VALERO ENERGY CORPORATION
                       2001 EXECUTIVE STOCK INCENTIVE PLAN
                           (Full title of the plan)

                                ----------------

                                 JAY D. BROWNING
                    VICE PRESIDENT AND CORPORATE SECRETARY
                                ONE VALERO PLACE
                            SAN ANTONIO, TEXAS 78212
                                 (210) 370-2000
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

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                         CALCULATION OF REGISTRATION FEE

================================================================================
                          /            /           /              /
                          /            / Proposed  /   Proposed   /
                          /            / maximum   /   maximum    /
                          /   Amount   / offering  /   aggregate  /  Amount of
   Title of Securities    /   to be    / price per /   offering   /registration
     to be registered     / registered / share(1)  /   price(1)   /    fee
                          /            /           /              /
--------------------------/------------/-----------/--------------/-------------
                          /            /           /              /
Common Stock, par value   /            /           /              /
$.01 per share (2)......../ 3,000,000  /  $44.24   / $132,720,000 /   $12,210
                          /  shares    /           /              /
Preferred Share Purchase  /            /           /              /
Rights (2)(3)............./ 3,000,000  /    n/a    /     n/a      /     n/a
                          /  rights    /           /              /
================================================================================
(1)Pursuant to the provisions of Rule 457(c) and (h) under the Securities Act of 1933, as amended, (the "Securities Act"), the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee required under Section 6(b) of the Securities Act and are based upon the average of the high and low prices for a share of Valero Energy Corporation Common Stock on the New York Stock Exchange Composite Tape on January 28, 2002.
(2)There are also registered hereby such indeterminate number of shares of Common Stock as may become issuable by reason of the anti-dilution provisions of the 2001 Executive Stock Incentive Plan.

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(3)No separate consideration will be received for the Rights.
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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.   PLAN INFORMATION.

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

      The documents containing the information specified in Item 1 of Part I of Form S-8 and the statement of availability of registrant information and other information required by Item 2 of Part I of Form S-8 will be sent or given to participants in the Plan as required by Rule 428 under the Securities Act. Such documents are not required to be and are not filed with the SEC pursuant to Rule 424 of the Securities Act and the Note to Part I of Form S-8. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The Valero Energy Corporation ("Valero") documents listed in clauses (a) through (c) below are incorporated by reference in this Registration Statement. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of these documents.

      (a)   Annual Report on Form 10-K for the period ended December 31, 2000;

      (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001.

      (c) Current Reports on Form 8-K dated (i) May 15, 2000 (filed May 30,
      2000) (as amended on June 1, 2000 and August 17, 2001), (ii) May 6, 2001 (filed May 10, 2001), (iii) June 4, 2001 (filed June 4, 2001), and (iv) December 31, 2001 (filed January 11, 2001); and

      (d) The description of Valero common stock contained in Valero's registration statement on Form 8-A filed on July 9, 1997, as amended, and in Valero's registration statement on Form S-1, File No. 333-27013, and any amendments thereto filed for the

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      purpose of updating such description, and the description of Valero's preferred share purchase rights contained in Exhibit C to Valero's registration statement on Form S-8, File No. 333-31709, filed on July 21, 1997, and any amendments thereto filed for the purpose of updating such description.

      Any document filed by Valero pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or that de-registers all the securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such document. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      In connection with the filing of the Registration Statement, Jay D. Browning, Esq. has rendered an opinion to the Company upon the legality of the Common Stock being registered hereunder. Mr. Browning beneficially owns shares of common stock of the Company and options to purchase additional shares of common stock. At the time of rendering such opinion, Mr. Browning beneficially owned approximately 28,804 shares of Valero common stock and unexercisable options to purchase approximately 7,566 additional shares of Valero common stock. Also at such time, Mr. Browning was connected with the Company in that he was Vice President and Corporate Secretary of the Company.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Valero's Restated Certificate of Incorporation provides that the corporation shall indemnify its directors and officers to the full extent of the corporation's ability to indemnify them under the Delaware General Corporation Law ("DGCL"). Each director or officer of Valero who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of Valero or is or was serving at the request of Valero as a director or officer, is indemnified by Valero against all expenses (including

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attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection therewith. The rights of directors and officers to indemnification include the right to be paid by Valero the expenses incurred in defending any such proceeding in advance of its final disposition, though if the DGCL requires, the payment of such expenses incurred by a director or officer in his capacity as a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to Valero of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it is ultimately determined that such director or officer is not entitled to be indemnified under the applicable provisions of the DGCL.

      The Board of Directors may cause Valero to indemnify, to the same extent allowed for directors and officers of Valero, employees or agents of Valero, or any other person who is or was serving at the request of Valero as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, benefit plan, non-profit or charitable organization or other enterprise.

      Valero has in force and effect a policy insuring the directors and officers of Valero against losses which they or any of them shall become legally obligated to pay for by reason of any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty by the directors and officers in the discharge of their duties, individually or collectively, or any matter claimed against them solely by reason of their being directors or officers, such coverage being limited by the specific terms and provisions of the insurance policy.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

Item 8.  EXHIBITS.

      The following is an index of exhibits filed as part of this Registration Statement.

EXH. NO.   EXHIBIT
--------   -------
 *5.1 -- Opinion of Jay D. Browning, Esq. (including Consent of Counsel). *23.1 -- Consent of Arthur Andersen LLP, San Antonio, Texas.
*23.2 -- Consent of PricewaterhouseCoopers LLP, Houston, Texas.
*23.3 -- Consent of Counsel (included in Exhibit 5.1).

--------------------------
*Filed herewith.

ITEM 9.  UNDERTAKINGS.

(a)   The undersigned Registrant hereby undertakes:

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      (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement,

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the

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      registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item
      6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on January 28, 2002.


                                       VALERO ENERGY CORPORATION


                                       By   /s/ John D. Gibbons
                                          ------------------------------------
                                          John D. Gibbons
                                          Executive Vice President and
                                          Chief Financial Officer


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      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints William E. Greehey, John D. Gibbons and Jay D. Browning, or any of them, each with power to act without the other, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all subsequent pre- and post-effective amendments and supplements to this registration statement, and to file the same, or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:




        SIGNATURE                             TITLE                      DATE


  /s/ William E. Greehey     Chairman of the Board, President   January 23, 2002
--------------------------       and Chief Executive Officer
     William E. Greehey          (Principal Executive Officer)



  /s/ John D. Gibbons        Executive Vice President and       January 28, 2002
--------------------------       Chief Financial Officer
     John D. Gibbons             (Principal Financial and
                                 Accounting Officer)


  /s/ E. Glenn Biggs         Director                           January 25, 2002
--------------------------
     E. Glenn Biggs


  /s/ W.E. Bradford          Director                           January 25, 2002
--------------------------
     W.E. Bradford


  /s/ Ronald K. Calgaard     Director                           January 25, 2002
--------------------------
     Ronald K. Calgaard


  /s/ Donald M. Carlton      Director                           January 24, 2002
--------------------------
     Donald M. Carlton


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  /s/ Jerry D. Choate        Director                           January 28, 2002
--------------------------
     Jerry D. Choate


  /s/ Robert G. Dettmer      Director                           January 24, 2002
--------------------------
     Robert G. Dettmer


  /s/ Ruben M. Escobedo      Director                           January 24, 2002
--------------------------
     Ruben M. Escobedo


  /s/ Bob Marbut             Director                           January 25, 2002
--------------------------
     Bob Marbut


  /s/ Susan Kaufman Purcell  Director                           January 27, 2002
--------------------------
     Susan Kaufman Purcell


  /s/ Bill Richardson        Director                           January 24, 2002
--------------------------
     William B. Richardson


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                                INDEX OF EXHIBITS
                                -----------------


Exhibit 5.1      Opinion of Jay D. Browning, Esq. (including Consent of Counsel)

Exhibit 23.1     Consent of Arthur Andersen LLP, San Antonio, Texas

Exhibit 23.2     Consent of PricewaterhouseCoopers LLP, Houston, Texas

Exhibit 23.3     Consent of Counsel (included in Exhibit 5.1)